Exhibit 99.1

2017 – Q3

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended September 30, 2017

Overview:	**Section I**
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	4
Financial Statements:	**Section II**
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds from Operations	7
Diluted Share and Unit Computations	8
Adjusted Funds from Operations	9
Adjusted EBITDA	10
Portfolio Information:	**Section III**
Operating Office Properties by Segment	11
NOI from Real Estate Operations and Occupancy by Property Grouping	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
Same Office Properties Average Occupancy Rates by Segment	15
Same Office Properties Period End Occupancy Rates by Segment	15
Same Office Property Real Estate Revenues and NOI by Segment	16
Same Office Property Cash NOI by Segment	17
Leasing – Total Office Portfolio	18-19
Lease Expiration Analysis	20-21
Top 20 Office Tenants	22
Investing Activity:	**Section IV**
Property Dispositions	23
Summary of Construction Projects	24
Summary of Redevelopment Projects	25
Summary of Pre-leased Pre-construction Project	25
Office Property Construction and Redevelopment Placed in Service	26
Summary of Land Owned/Controlled	27
Capitalization:	**Section V**
Capitalization Overview	28
Summary of Outstanding Debt	29-30
Debt Analysis	31
Consolidated Real Estate Joint Ventures	32
Unconsolidated Real Estate Joint Ventures	33
Reconciliations & Definitions:	**Section VI**
Supplementary Reconciliations of Non-GAAP Measures	34-36
Definitions	37-42
Earnings Release:	**i-x**

4

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable priority missions; we refer to these properties as Defense/IT Locations (sometimes also referred to as “Mission-Centric”). We also own a portfolio of office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties (sometimes also referred to as “Urban-Centric”). As of September 30, 2017, we derived 87% of our core portfolio annualized revenue from Defense/IT Locations and 13% from our Regional Office Properties. As of September 30, 2017, our core portfolio of 153 office properties, including six owned through an unconsolidated joint venture, encompassed 16.7 million square feet and was 95.1% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts in operations.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Paul R. Adkins, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: Fitch: BBB- Stable; Moody’s: Baa3 Positive; and S&P: BBB- Stable

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Jed Reagan	949-640-8780	jreagan@greenstreetadvisors.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Richard Anderson	212-205-8445	richard.anderson@us.mizuho-sc.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel Financial Corp.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

Page	Three Months Ended	Nine Months Ended
SUMMARY OF RESULTS	Refer.	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16
Net income (loss)	6	$22,682	$19,207	$23,088	$26,603	$29,272	$64,977	$(10,948)
NOI from real estate operations	13	$82,160	$80,963	$79,546	$81,734	$82,010	$242,669	$249,005
Same Office Property NOI	16	$68,363	$68,723	$68,482	$69,102	$66,845	$205,568	$199,229
Same Office Property Cash NOI	17	$69,725	$68,994	$68,114	$68,973	$66,282	$206,833	$198,333
Adjusted EBITDA	10	$77,336	$75,595	$73,885	$76,781	$76,834	$226,816	$231,365
Diluted AFFO avail. to common share and unit holders	9	$41,359	$43,687	$38,347	$40,717	$37,998	$123,393	$117,770
Dividend per common share	N/A	$0.275	$0.275	$0.275	$0.275	$0.275	$0.825	$0.825

Per share - diluted:
EPS	8	$0.21	$0.08	$0.18	$0.22	$0.25	$0.47	$(0.26)
FFO - NAREIT	8	$0.55	$0.42	$0.51	$0.57	$0.49	$1.47	$1.25
FFO - as adjusted for comparability	8	$0.53	$0.49	$0.47	$0.51	$0.51	$1.50	$1.50

Numerators for diluted per share amounts:
Diluted EPS	6	$20,821	$7,859	$18,050	$20,976	$23,642	$46,730	$(24,270)
Diluted FFO available to common share and unit holders	7	$55,966	$42,767	$51,900	$56,558	$48,449	$150,633	$122,203
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$54,757	$50,658	$48,163	$50,219	$50,461	$153,578	$147,098

Payout ratios:
Diluted FFO	N/A	50.3%	65.9%	54.2%	49.5%	55.6%	56.1%	66.1%
Diluted FFO - as adjusted for comparability	N/A	51.5%	55.6%	58.5%	55.7%	53.4%	55.0%	54.9%
Diluted AFFO	N/A	68.1%	64.5%	73.4%	68.7%	70.9%	68.5%	68.6%

CAPITALIZATION
Total Market Capitalization	28	$5,272,960	$5,524,727	$5,503,036	$5,315,331	$4,887,466
Total Equity Market Capitalization	28	$3,385,759	$3,612,511	$3,583,815	$3,395,102	$2,996,247
Gross debt	29	$1,917,201	$1,942,216	$1,949,221	$1,950,229	$1,921,219
Net debt to adjusted book	31	41.8%	42.4%	38.2%	38.3%	41.2%	N/A	N/A
Net debt plus preferred equity to adjusted book	31	42.0%	42.6%	42.2%	42.9%	45.8%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	31	3.7	x	3.2	x	3.1	x	3.1	x	3.1	x	3.3	x	2.9	x
Net debt to in-place adjusted EBITDA ratio	31	6.2	x	6.4	x	5.9	x	5.7	x	6.3	x	N/A	N/A
Net debt plus pref. equity to in-place adj. EBITDA ratio	31	6.2	x	6.4	x	6.5	x	6.3	x	7.0	x	N/A	N/A

OTHER
Revenue from early termination of leases	N/A	$749	$467	$612	$794	$437	$1,828	$1,487
Capitalized interest costs	N/A	$1,055	$1,611	$1,531	$1,419	$1,242	$4,197	$4,304

Corporate Office Properties Trust
Selected Portfolio Data

	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
	(1)
# of Operating Office Properties
Total Portfolio	159	165	164	164	168
Consolidated Portfolio	153	159	158	158	162
Core Portfolio	153	153	152	152	146
Same Office Properties	135	135	135	135	135

% Occupied
Total Portfolio	93.4%	93.0%	92.4%	92.1%	91.3%
Consolidated Portfolio	93.0%	92.6%	92.0%	91.6%	90.8%
Core Portfolio	94.3%	93.8%	93.3%	92.9%	93.0%
Same Office Properties	92.6%	92.6%	92.3%	91.8%	91.7%

% Leased
Total Portfolio	94.2%	94.0%	93.3%	93.5%	92.8%
Consolidated Portfolio	93.8%	93.7%	92.9%	93.1%	92.4%
Core Portfolio	95.1%	94.8%	94.2%	94.4%	94.4%
Same Office Properties	93.4%	93.5%	93.1%	93.2%	93.4%

Square Feet of Office Properties (in thousands)
Total Portfolio	17,376	17,323	17,082	17,190	17,488
Consolidated Portfolio	16,413	16,361	16,121	16,228	16,526
Core Portfolio	16,737	16,568	16,347	16,301	15,938
Same Office Properties	14,412	14,412	14,412	14,412	14,412

Wholesale Data Center (in megawatts (“MWs”))
MWs Operational	19.25	19.25	19.25	19.25	19.25
MWs Leased (2)	16.86	16.86	14.86	14.86	15.81

(1)
As of 9/30/2017, our total portfolio included three properties held for sale totaling 353,000 square feet that were 100.0% occupied and leased. Our total portfolio and core portfolio included six properties owned through an unconsolidated joint venture totaling 962,000 square feet that were 100% occupied and leased.

(2)	Leased to tenants with further expansion rights of up to a combined 17.92 megawatts as of 9/30/2017.

Corporate Office Properties Trust
Consolidated Balance Sheets
(dollars in thousands)

	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Assets
Properties, net
Operating properties, net	$2,690,712	$2,688,174	$2,670,157	$2,671,831	$2,632,069
Construction and redevelopment in progress, including land (1)	70,202	107,910	108,925	86,323	72,043
Land held (1)	336,117	338,475	313,932	315,208	324,226
Total properties, net	3,097,031	3,134,559	3,093,014	3,073,362	3,028,338
Assets held for sale	74,415	51,291	41,391	94,654	161,454
Cash and cash equivalents	10,858	10,606	226,470	209,863	47,574
Restricted cash and marketable securities	6,173	6,866	6,439	8,193	7,583
Investment in unconsolidated real estate joint venture	25,194	25,335	25,417	25,548	25,721
Accounts receivable, net	27,624	42,742	29,431	34,438	25,790
Deferred rent receivable, net	84,743	89,832	89,410	90,219	87,526
Intangible assets on real estate acquisitions, net	64,055	69,205	73,748	78,351	84,081
Deferred leasing costs, net	47,033	40,506	40,753	41,214	41,470
Investing receivables	56,108	54,598	53,570	52,279	51,119
Prepaid expenses and other assets, net	66,538	49,347	59,723	72,764	73,538
Total assets	$3,559,772	$3,574,887	$3,739,366	$3,780,885	$3,634,194
Liabilities and equity
Liabilities:
Debt	$1,873,291	$1,897,734	$1,903,657	$1,904,001	$1,873,836
Accounts payable and accrued expenses	121,483	95,267	83,107	108,682	112,306
Rents received in advance and security deposits	26,223	25,444	28,393	29,798	28,740
Dividends and distributions payable	28,462	28,462	31,131	31,335	30,225
Deferred revenue associated with operating leases	12,047	13,172	11,750	12,666	9,898
Interest rate derivatives	316	601	735	1,572	17,272
Redeemable preferred shares at liquidation preference (2)	—	—	—	26,583	—
Capital lease obligation	16,347	16,177	—	—	—
Other liabilities	43,550	55,475	55,049	48,605	38,282
Total liabilities	2,121,719	2,132,332	2,113,822	2,163,242	2,110,559
Redeemable noncontrolling interests	23,269	23,731	23,676	22,979	22,848
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	—	—	172,500	172,500	199,083
Common shares	996	995	994	985	948
Additional paid-in capital	2,150,067	2,146,119	2,136,369	2,116,581	2,008,787
Cumulative distributions in excess of net income	(800,290)	(793,828)	(774,445)	(765,276)	(759,262)
Accumulated other comprehensive loss	(859)	(1,163)	(370)	(1,731)	(16,314)
Total COPT’s shareholders’ equity	1,349,914	1,352,123	1,535,048	1,523,059	1,433,242
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	44,089	46,233	46,683	49,228	46,757
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	11,981	11,668	11,337	13,577	11,988
Total noncontrolling interests in subsidiaries	64,870	66,701	66,820	71,605	67,545
Total equity	1,414,784	1,418,824	1,601,868	1,594,664	1,500,787
Total liabilities, redeemable noncontrolling interest and equity	$3,559,772	$3,574,887	$3,739,366	$3,780,885	$3,634,194

(1)	Please refer to pages 24, 25 and 27 for detail.

(2)
We redeemed all of our Series K Preferred Shares effective 1/21/17. Since we notified holders of such shares in December 2016 that we were redeeming the shares, we present the liquidation preference as a liability as of 12/31/16.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16
Revenues
Rental revenue	$102,275	$101,347	$100,615	$100,849	$103,956	$304,237	$316,862
Tenant recoveries and other real estate operations revenue	24,956	26,950	26,152	27,150	26,998	78,058	81,103
Construction contract and other service revenues	29,786	23,138	13,034	13,992	11,149	65,958	34,372
Total revenues	157,017	151,435	139,801	141,991	142,103	448,253	432,337
Expenses
Property operating expenses	46,368	48,628	48,519	47,562	49,952	143,515	149,968
Depreciation and amortization associated with real estate operations	34,438	32,793	33,059	32,929	32,015	100,290	99,790
Construction contract and other service expenses	28,788	22,315	12,486	12,968	10,341	63,589	32,513
Impairment (recoveries) losses	(161)	1,625	—	1,554	27,699	1,464	99,837
General and administrative expenses	5,692	6,017	6,747	6,211	7,242	18,456	23,884
Leasing expenses	1,676	1,842	1,864	1,578	1,613	5,382	4,880
Business development expenses and land carry costs	1,277	1,597	1,693	1,747	1,716	4,567	6,497
Total operating expenses	118,078	114,817	104,368	104,549	130,578	337,263	417,369
Operating income	38,939	36,618	35,433	37,442	11,525	110,990	14,968
Interest expense	(19,615)	(19,163)	(18,994)	(18,664)	(18,301)	(57,772)	(64,499)
Interest and other income	1,508	1,583	1,726	1,567	1,391	4,817	3,877
Loss on early extinguishment of debt	—	(513)	—	(1,073)	(59)	(513)	(37)
Income (loss) before equity in income of unconsolidated entities and income taxes	20,832	18,525	18,165	19,272	(5,444)	57,522	(45,691)
Equity in income of unconsolidated entities	719	718	725	718	594	2,162	614
Income tax (expense) benefit	(57)	(48)	(40)	(272)	21	(145)	28
Income (loss) before gain on sales of real estate	21,494	19,195	18,850	19,718	(4,829)	59,539	(45,049)
Gain on sales of real estate	1,188	12	4,238	6,885	34,101	5,438	34,101
Net income (loss)	22,682	19,207	23,088	26,603	29,272	64,977	(10,948)
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(704)	(273)	(634)	(793)	(901)	(1,611)	948
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(495)	(495)
Other consolidated entities	(897)	(907)	(934)	(912)	(907)	(2,738)	(2,799)
Net income (loss) attributable to COPT	20,916	17,862	21,355	24,733	27,299	60,133	(13,294)
Preferred share dividends	—	(3,039)	(3,180)	(3,640)	(3,552)	(6,219)	(10,657)
Issuance costs associated with redeemed preferred shares	—	(6,847)	—	(17)	—	(6,847)	—
Net income (loss) attributable to COPT common shareholders	$20,916	$7,976	$18,175	$21,076	$23,747	$47,067	$(23,951)
Amount allocable to share-based compensation awards	(95)	(117)	(125)	(100)	(105)	(337)	(319)
Numerator for diluted EPS	$20,821	$7,859	$18,050	$20,976	$23,642	$46,730	$(24,270)

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16
Net income (loss)	$22,682	$19,207	$23,088	$26,603	$29,272	$64,977	$(10,948)
Real estate-related depreciation and amortization	34,438	32,793	33,059	32,929	32,015	100,290	99,790
Impairment (recoveries) losses on previously depreciated operating properties	(159)	1,610	—	1,518	25,857	1,451	81,828
Gain on sales of previously depreciated operating properties	(8)	(12)	(19)	312	(34,101)	(39)	(34,101)
Depreciation and amortization on unconsolidated real estate JV (1)	310	311	311	311	207	932	207
FFO - per NAREIT (2)(3)	57,263	53,909	56,439	61,673	53,250	167,611	136,776
Preferred share dividends	—	(3,039)	(3,180)	(3,640)	(3,552)	(6,219)	(10,657)
Issuance costs associated with redeemed preferred shares	—	(6,847)	—	(17)	—	(6,847)	—
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(495)	(495)
FFO allocable to other noncontrolling interests (4)	(917)	(906)	(978)	(1,085)	(894)	(2,801)	(2,935)
Basic and diluted FFO allocable to share-based compensation awards	(215)	(185)	(216)	(208)	(190)	(616)	(486)
Basic and Diluted FFO available to common share and common unit holders (3)	55,966	42,767	51,900	56,558	48,449	150,633	122,203
Gain on sales of non-operating properties	(1,180)	—	(4,219)	(7,197)	—	(5,399)	—
Impairment (recoveries) losses on non-operating properties	(2)	15	—	36	1,842	13	18,009
(Gain) loss on interest rate derivatives	(34)	444	(453)	(725)	(1,523)	(43)	347
Loss on early extinguishment of debt	—	513	—	1,073	59	513	37
Issuance costs associated with redeemed preferred shares	—	6,847	—	17	—	6,847	—
Demolition costs on redevelopment properties	—	72	222	—	—	294	578
Executive transition costs	2	31	699	431	1,639	732	6,023
Diluted FFO comparability adjustments allocable to share-based compensation awards	5	(31)	14	26	(5)	(12)	(99)
Diluted FFO avail. to common share and common unit holders, as adj. for comparability (3)	$54,757	$50,658	$48,163	$50,219	$50,461	$153,578	$147,098

(1) FFO adjustment pertaining to COPT’s share of an unconsolidated real estate joint venture reported on page 33.
(2) Please see reconciliation on page 34 for components of FFO per NAREIT.
(3) Please refer to the section entitled “Definitions” for a definition of this measure.
(4) Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 32.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16
EPS Denominator:
Weighted average common shares - basic	99,112	99,036	98,411	95,066	94,433	98,855	94,312
Dilutive effect of share-based compensation awards	146	160	155	76	81	154	—
Weighted average common shares - diluted	99,258	99,196	98,566	95,142	94,514	99,009	94,312
Diluted EPS	$0.21	$0.08	$0.18	$0.22	$0.25	$0.47	$(0.26)

Weighted Average Shares for period ended:
Common Shares Outstanding	99,112	99,036	98,411	95,066	94,433	98,855	94,312
Dilutive effect of share-based compensation awards	146	160	155	76	81	154	98
Common Units	3,350	3,405	3,446	3,591	3,591	3,400	3,648
Denominator for diluted FFO per share and as adjusted for comparability	102,608	102,601	102,012	98,733	98,105	102,409	98,058
Weighted average common units	(3,350)	(3,405)	(3,446)	(3,591)	(3,591)	(3,400)	(3,648)
Anti-dilutive EPS effect of share-based compensation awards	—	—	—	—	—	—	(98)
Denominator for diluted EPS	99,258	99,196	98,566	95,142	94,514	99,009	94,312
Diluted FFO per share - NAREIT	$0.55	$0.42	$0.51	$0.57	$0.49	$1.47	$1.25
Diluted FFO per share - as adjusted for comparability	$0.53	$0.49	$0.47	$0.51	$0.51	$1.50	$1.50

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$54,757	$50,658	$48,163	$50,219	$50,461	$153,578	$147,098
Straight line rent adjustments and lease incentive amortization	(561)	1,517	433	1,294	691	1,389	206
Amortization of intangibles included in NOI	318	325	359	463	349	1,002	1,025
Share-based compensation, net of amounts capitalized	1,272	1,309	1,249	1,174	1,258	3,830	4,375
Amortization of deferred financing costs	554	922	1,009	1,093	1,126	2,485	3,480
Amortization of net debt discounts, net of amounts capitalized	347	343	339	336	332	1,029	976
Accum. other comprehensive loss on derivatives amortized to expense	53	36	—	—	—	89	—
Replacement capital expenditures (1)	(15,233)	(11,269)	(13,049)	(13,716)	(16,120)	(39,551)	(39,386)
Diluted AFFO adjustments allocable to other noncontrolling interests (2)	23	25	26	42	42	74	137
Diluted AFFO adjustments on unconsolidated real estate JV (3)	(171)	(179)	(182)	(188)	(141)	(532)	(141)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$41,359	$43,687	$38,347	$40,717	$37,998	$123,393	$117,770
Replacement capital expenditures (1)
Tenant improvements and incentives	$11,342	$6,148	$4,740	$8,000	$21,470	$22,230	$37,020
Building improvements	3,865	5,972	3,230	7,064	5,707	13,067	14,962
Leasing costs	2,428	1,666	1,151	1,387	5,182	5,245	7,978
Net (exclusions from) additions to tenant improvements and incentives	(1,509)	626	6,796	871	(12,706)	5,913	(14,944)
Excluded building improvements	(893)	(3,143)	(2,868)	(3,606)	(3,533)	(6,904)	(5,211)
Excluded leasing costs	—	—	—	—	—	—	(419)
Replacement capital expenditures	$15,233	$11,269	$13,049	$13,716	$16,120	$39,551	$39,386

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 32.
(3) AFFO adjustments pertaining to COPT’s share of an unconsolidated real estate joint venture reported on page 33.

Corporate Office Properties Trust
Adjusted EBITDA
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16
Net income (loss)	$22,682	$19,207	$23,088	$26,603	$29,272	$64,977	$(10,948)
Interest expense	19,615	19,163	18,994	18,664	18,301	57,772	64,499
Income tax expense (benefit)	57	48	40	272	(21)	145	(28)
Depreciation of furniture, fixtures and equipment	577	585	511	512	513	1,673	1,639
Real estate-related depreciation and amortization	34,438	32,793	33,059	32,929	32,015	100,290	99,790
Impairment (recoveries) losses	(161)	1,625	—	1,554	27,699	1,464	99,837
Loss on early extinguishment of debt	—	513	—	1,073	59	513	37
Gain on sales of operating properties	(8)	(12)	(19)	312	(34,101)	(39)	(34,101)
Gain on sales of non-operational properties	(1,180)	—	(4,219)	(7,197)	—	(5,399)	—
Net (gain) loss on investments in unconsolidated entities included in interest and other income	—	—	—	(117)	27	—	(32)
Business development expenses	737	995	938	1,167	1,016	2,670	3,656
Demolition costs on redevelopment properties	—	72	222	—	—	294	578
Adjustments from unconsolidated real estate JV (1)	577	575	572	578	415	1,724	415
Executive transition costs	2	31	699	431	1,639	732	6,023
Adjusted EBITDA	$77,336	$75,595	$73,885	$76,781	$76,834	$226,816	$231,365
Proforma NOI adjustment for property changes within period	(410)	421	(440)	39	(2,469)
In-place adjusted EBITDA	$76,926	$76,016	$73,445	$76,820	$74,365

(1) Includes COPT’s share of adjusted EBITDA adjustments in an unconsolidated real estate JV (see page 33).

Corporate Office Properties Trust
Operating Office Properties by Segment (1) - 9/30/2017
(square feet in thousands)

	# of Properties	Operational Square Feet	Occupancy %	Leased %
Core Portfolio: (2)
Defense IT Locations: (3)
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	30	3,555	95.5%	96.1%
Howard County	35	2,759	96.2%	97.1%
Other	21	1,557	94.3%	94.8%
Total Fort Meade/BW Corridor	86	7,871	95.5%	96.2%
Northern Virginia (“NoVA”) Defense/IT	12	1,840	88.7%	89.5%
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%
Navy Support	21	1,256	82.5%	86.7%
Redstone Arsenal (Huntsville, Alabama)	7	651	97.9%	98.2%
Data Center Shells
Consolidated Properties	7	1,181	100.0%	100.0%
Unconsolidated JV Properties (4)	6	962	100.0%	100.0%
Total Defense/IT Locations	146	14,714	94.7%	95.5%
Regional Office (5)	7	2,023	92.4%	92.6%
Core Portfolio	153	16,737	94.3%	95.1%
Properties Held for Sale	3	353	100.0%	100.0%
Other Properties	3	286	29.4%	31.6%
Total Portfolio	159	17,376	93.4%	94.2%
Consolidated Properties	153	16,413	93.0%	93.8%

(1)	This presentation sets forth Core Portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties excluding properties held for sale.

(3)
Includes properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

(4)	See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

(5)	Includes office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	9/30/2017
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Total Office Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Nine Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			9/30/17	9/30/17
Core Portfolio:
Same Office Properties (3)	132	14,126	93.9%	94.7%	$434,093	90.4%	$67,845	$203,541
Office Properties Placed in Service (4)	14	1,624	94.5%	95.7%	26,517	5.5%	5,414	11,151
Unconsolidated real estate JV (5)	6	962	100.0%	100.0%	5,333	1.1%	1,297	3,889
Wholesale Data Center and Other	1	25	100.0%	100.0%	578	N/A	4,248	10,970
Total Core Portfolio	153	16,737	94.3%	95.1%	466,521	97.1%	78,804	229,551
Office Properties Held for Sale (6)	3	353	100.0%	100.0%	11,407	2.4%	2,424	7,264
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	414	3,827
Other Office Properties (Same Office)	3	286	29.4%	31.6%	2,461	0.5%	518	2,027
Total Portfolio	159	17,376	93.4%	94.2%	$480,389	100.0%	$82,160	$242,669
Consolidated Properties	153	16,413	93.0%	93.8%	$475,056	98.9%	$80,863	$238,780

	9/30/2017
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Core Portfolio Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Nine Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			9/30/17	9/30/17
Core Portfolio:
Defense/IT Locations
Consolidated properties	140	13,752	94.2%	95.1%	$400,940	85.9%	$64,267	$186,807
Unconsolidated real estate JV (5)	6	962	100.0%	100.0%	5,333	1.1%	1,297	3,889
Total Defense/IT Locations	146	14,714	94.7%	95.5%	406,273	87.1%	65,564	190,696
Regional Office	7	2,023	92.4%	92.6%	60,248	12.9%	8,900	27,618
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	4,340	11,237
Total Core Portfolio	153	16,737	94.3%	95.1%	$466,521	100.0%	$78,804	$229,551

(1)	Percentages calculated based on operational square feet.

(2)
Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $22.1 million as of 9/30/17. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

(3)	Properties continually owned and 100% operational since at least 1/1/2016, excluding properties disposed or held for sale.

(4)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/2016.

(5)
Represents total information pertaining to properties owned through an unconsolidated real estate joint venture except for the amounts reported for Annualized Rental Revenue and NOI from real estate operations, which represent the portion allocable to COPT’s ownership interest. See page 33 for additional disclosure regarding this joint venture.

(6)	The carrying value of operating property assets held for sale as of 9/30/17 totaled $74.4 million.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$61,254	$61,284	$60,855	$60,473	$61,460	$183,393	$184,881
NoVA Defense/IT	12,190	11,095	11,707	12,560	12,231	34,992	36,404
Lackland Air Force Base	11,024	13,029	11,634	12,395	12,532	35,687	34,408
Navy Support	7,494	7,449	7,010	7,033	7,232	21,953	21,164
Redstone Arsenal	3,532	3,624	3,460	3,560	3,189	10,616	9,496
Data Center Shells-Consolidated	6,676	5,800	5,522	5,043	5,175	17,998	18,793
Total Defense/IT locations	102,170	102,281	100,188	101,064	101,819	304,639	305,146
Regional Office	16,656	17,462	18,276	18,521	20,499	52,394	67,284
Wholesale Data Center	7,398	7,033	6,770	6,763	6,809	21,201	20,106
Other	1,007	1,521	1,533	1,651	1,827	4,061	5,429
Consolidated real estate revenues	$127,231	$128,297	$126,767	$127,999	$130,954	$382,295	$397,965

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,546	$41,155	$40,335	$41,011	$40,862	$123,036	$120,659
NoVA Defense/IT	7,847	6,876	7,255	8,046	7,769	21,978	23,094
Lackland Air Force Base	4,831	4,899	4,832	4,901	4,933	14,562	14,545
Navy Support	4,337	4,424	3,801	3,916	3,858	12,562	11,591
Redstone Arsenal	2,100	2,133	2,089	2,134	2,077	6,322	6,446
Data Center Shells
Consolidated properties	6,039	5,223	4,863	4,533	4,647	16,125	16,629
COPT’s share of unconsolidated real estate JV (1)	1,297	1,294	1,298	1,297	1,008	3,889	1,008
Total Defense/IT locations	67,997	66,004	64,473	65,838	65,154	198,474	193,972
Regional Office	9,250	10,380	10,790	11,133	12,344	30,420	40,577
Wholesale Data Center	4,223	3,532	3,405	3,880	3,492	11,160	11,477
Other	690	1,047	878	883	1,020	2,615	2,979
NOI from real estate operations	$82,160	$80,963	$79,546	$81,734	$82,010	$242,669	$249,005

(1) See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16

Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,837	$40,550	$40,481	$40,872	$40,253	$122,868	$118,343
NoVA Defense/IT	8,310	7,195	7,046	7,766	7,234	22,551	22,770
Lackland Air Force Base	4,886	4,943	4,876	4,945	4,855	14,705	14,289
Navy Support	4,279	4,462	3,866	3,612	3,524	12,607	10,938
Redstone Arsenal	2,491	2,411	2,422	2,326	2,411	7,324	7,418
Data Center Shells
Consolidated properties	5,412	5,172	4,823	4,519	4,549	15,407	15,734
COPT’s share of unconsolidated real estate JV (1)	1,120	1,109	1,110	1,103	862	3,339	862
Total Defense/IT locations	68,335	65,842	64,624	65,143	63,688	198,801	190,354
Regional Office	9,075	10,179	9,916	10,967	12,480	29,170	39,632
Wholesale Data Center	3,352	3,211	3,382	3,833	3,439	9,945	11,219
Other	580	839	624	739	935	2,043	2,650
Cash NOI from real estate operations	$81,342	$80,071	$78,546	$80,682	$80,542	$239,959	$243,855
Straight line rent adjustments and lease incentive amortization	244	(1,832)	(775)	(1,650)	(1,086)	(2,363)	(1,437)
Amortization of acquired above- and below-market rents	(263)	(270)	(303)	(315)	(201)	(836)	(580)
Amortization of below-market cost arrangements	(148)	(149)	(149)	(244)	(241)	(446)	(722)
Lease termination fees, gross	860	517	706	938	471	2,083	1,868
Tenant funded landlord assets	(52)	2,441	1,333	2,129	2,379	3,722	5,875
Cash NOI adjustments in unconsolidated real estate JV	177	185	188	194	146	550	146
NOI from real estate operations	$82,160	$80,963	$79,546	$81,734	$82,010	$242,669	$249,005

(1) See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	Number of Buildings	Rentable Square Feet	Three Months Ended					Nine Months Ended
			9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	79	7,507	96.1%	96.0%	95.9%	95.5%	95.2%	96.0%	95.1%
NoVA Defense/IT	11	1,600	86.9%	86.3%	85.9%	84.0%	82.3%	86.3%	81.2%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,256	82.5%	80.9%	77.2%	73.3%	73.6%	80.2%	73.0%
Redstone Arsenal	6	632	99.7%	100.0%	97.6%	98.8%	99.5%	99.1%	98.7%
Data Center Shells	1	155	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	125	12,103	94.0%	93.7%	93.1%	92.3%	91.9%	93.6%	91.6%
Regional Office	7	2,023	92.5%	92.8%	93.5%	94.4%	96.5%	92.9%	96.9%
Core Portfolio Same Office Properties	132	14,126	93.8%	93.6%	93.2%	92.6%	92.5%	93.5%	92.4%
Other Same Office Properties	3	286	34.3%	44.0%	44.0%	44.0%	44.0%	40.8%	43.7%
Total Same Office Properties	135	14,412	92.6%	92.6%	92.2%	91.6%	91.6%	92.5%	91.4%

Corporate Office Properties Trust Same Office Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	Number of Buildings	Rentable Square Feet
			9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	79	7,507	96.4%	95.8%	96.0%	95.8%	95.2%
NoVA Defense/IT	11	1,600	87.0%	86.5%	85.9%	84.8%	83.5%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,256	82.5%	81.9%	78.1%	72.7%	73.6%
Redstone Arsenal	6	632	99.2%	100.0%	100.0%	96.3%	100.0%
Data Center Shells	1	155	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	125	12,103	94.2%	93.7%	93.4%	92.3%	92.1%
Regional Office	7	2,023	92.4%	92.5%	92.8%	95.1%	96.2%
Core Portfolio Same Office Properties	132	14,126	93.9%	93.6%	93.3%	92.7%	92.7%
Other Same Office Properties	3	286	29.4%	44.0%	44.0%	44.0%	44.0%
Total Same Office Properties	135	14,412	92.6%	92.6%	92.3%	91.8%	91.7%

(1) Same office properties represent buildings continually owned and 100% operational since at least 1/1/2016, excluding properties disposed or held for sale.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16
Same office property real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$58,761	$58,895	$59,441	$58,910	$58,299	$177,097	$175,438
NoVA Defense/IT	11,120	11,096	11,004	11,019	10,188	33,220	30,514
Lackland Air Force Base	11,024	13,029	11,634	12,395	12,532	35,687	34,408
Navy Support	7,494	7,449	7,010	7,033	7,232	21,953	21,164
Redstone Arsenal	3,205	3,246	3,158	3,297	3,131	9,609	9,354
Data Center Shells	615	612	612	613	611	1,839	1,829
Total Defense/IT Locations	92,219	94,327	92,859	93,267	91,993	279,405	272,707
Regional Office	16,201	15,777	16,563	16,375	16,582	48,541	49,499
Other Properties	924	1,146	1,203	1,022	1,015	3,273	2,895
Same office property real estate revenues	$109,344	$111,250	$110,625	$110,664	$109,590	$331,219	$325,101
Same office property NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,005	$39,537	$39,792	$39,950	$38,892	$119,334	$115,217
NoVA Defense/IT	6,969	7,051	6,959	7,100	6,495	20,979	19,197
Lackland Air Force Base	4,831	4,899	4,832	4,902	4,937	14,562	14,545
Navy Support	4,337	4,424	3,801	3,916	3,858	12,562	11,590
Redstone Arsenal	2,258	2,332	2,262	2,390	2,179	6,852	6,496
Data Center Shells	547	547	546	549	544	1,640	1,636
Total Defense/IT Locations	58,947	58,790	58,192	58,807	56,905	175,929	168,681
Regional Office	8,898	9,167	9,547	9,645	9,334	27,612	28,877
Other Properties	518	766	743	650	606	2,027	1,671
Same office property NOI	$68,363	$68,723	$68,482	$69,102	$66,845	$205,568	$199,229

Corporate Office Properties Trust
Same Office Property Cash NOI (1) by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16
Same office property cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,653	$39,461	$39,965	$39,849	$38,658	$120,079	$114,030
NoVA Defense/IT	7,476	7,369	6,989	7,044	6,095	21,834	19,182
Lackland Air Force Base	4,886	4,943	4,876	4,946	4,858	14,705	14,288
Navy Support	4,279	4,462	3,866	3,612	3,524	12,607	10,938
Redstone Arsenal	2,658	2,620	2,603	2,590	2,524	7,881	7,500
Data Center Shells	632	632	618	620	616	1,882	1,839
Total Defense/IT Locations	60,584	59,487	58,917	58,661	56,275	178,988	167,777
Regional Office	8,735	8,956	8,698	9,767	9,446	26,389	28,971
Other Properties	406	551	499	545	561	1,456	1,585
Same office property cash NOI	$69,725	$68,994	$68,114	$68,973	$66,282	$206,833	$198,333
Straight line rent adjustments and lease incentive amortization	(1,760)	(1,000)	(156)	(1,288)	(1,764)	(2,916)	(5,273)
Amortization of acquired above- and below-market rents	(263)	(270)	(303)	(315)	(202)	(836)	(582)
Amortization of below-market cost arrangements	(147)	(146)	(146)	(239)	(239)	(439)	(717)
Lease termination fees, gross	860	517	706	601	389	2,083	1,678
Tenant funded landlord assets	(52)	628	267	1,370	2,379	843	5,790
Same office property NOI	$68,363	$68,723	$68,482	$69,102	$66,845	$205,568	$199,229
Percentage change in same office property cash NOI (1)	5.2%					4.3%

(1)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Total Office Portfolio (1)
Quarter Ended September 30, 2017
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total Office
Renewed Space
Leased Square Feet	277	163	5	242	155	842	61	—	903
Expiring Square Feet	298	163	8	247	155	872	97	42	1,011
Vacating Square Feet	22	—	4	5	—	30	35	42	108
Retention Rate (% based upon square feet)	92.7%	100.0%	56.8%	98.0%	100.0%	96.5%	63.4%	—%	89.4%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$5.42	$10.27	$2.38	$0.41	$—	$3.91	$11.83	$—	$4.45
Weighted Average Lease Term in Years	4.4	2.3	1.3	1.0	1.0	2.4	5.3	—	2.6
Average Rent Per Square Foot
Renewal Average Rent	$35.33	$38.73	$25.37	$20.74	$17.26	$28.41	$27.42	$—	$28.34
Expiring Average Rent	$33.29	$34.97	$23.71	$19.18	$14.27	$26.00	$25.98	$—	$26.00
Change in Average Rent	6.1%	10.7%	7.0%	8.1%	21.0%	9.3%	5.5%	—%	9.0%
Cash Rent Per Square Foot
Renewal Cash Rent	$34.40	$38.71	$25.13	$20.74	$17.26	$28.10	$28.50	$—	$28.13
Expiring Cash Rent	$34.14	$39.07	$24.94	$20.23	$16.44	$27.78	$31.78	$—	$28.06
Change in Cash Rent	0.8%	(0.9)%	0.8%	2.5%	5.0%	1.1%	(10.3)%	—%	0.3%
Average escalations per year	2.1%	1.8%	1.6%	—%	—%	1.6%	0.7%	—%	1.5%
New Leases
Development and Redevelopment Space
Leased Square Feet	10	7	—	—	—	17	81	—	98
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$65.22	$82.00	$—	$—	$—	$71.85	$215.63	$—	$190.96
Weighted Average Lease Term in Years	10.5	7.6	—	—	—	9.3	16.3	—	15.1
Average Rent Per Square Foot	$29.13	$37.37	$—	$—	$—	$32.39	$93.09	$—	$82.67
Cash Rent Per Square Foot	$27.00	$37.00	$—	$—	$—	$30.95	$86.70	$—	$77.13
Other New Leases (3)
Leased Square Feet	20	—	53	—	—	73	15	—	88
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$55.09	$—	$27.49	$—	$—	$35.20	$69.67	$—	$41.19
Weighted Average Lease Term in Years	6.2	—	5.5	—	—	5.7	11.0	—	6.6
Average Rent Per Square Foot	$28.69	$—	$15.50	$—	$—	$19.18	$29.80	$—	$21.03
Cash Rent Per Square Foot	$27.77	$—	$15.35	$—	$—	$18.82	$29.25	$—	$20.64
Total Square Feet Leased	307	170	57	242	155	932	158	—	1,089
Average escalations per year	2.1%	1.8%	2.2%	—%	—%	1.8%	2.0%	—%	1.9%
Average escalations excl. data center shells									1.9%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2) Committed costs include tenant improvements and leasing commissions and exclude free rent concession.
(3) Other New Leases includes acquired first generation space and vacated second generation space.

Corporate Office Properties Trust
Leasing - Total Office Portfolio (1)
Nine Months Ended September 30, 2017
(square feet in thousands)

	Defense/IT Locations									As Adjusted (4)
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total Office	Ft Meade/BW Corridor	Total Office
Renewed Space
Leased Square Feet	627	175	125	242	155	1,324	76	37	1,437	501	1,312
Expiring Square Feet	688	178	134	247	155	1,402	258	85	1,745	563	1,620
Vacating Square Feet	62	3	9	5	—	79	182	48	308	62	308
Retention Rate (% based upon square feet)	91.0%	98.3%	93.4%	98.0%	100.0%	94.4%	29.5%	43.7%	82.4%	89.0%	81.0%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$9.90	$11.89	$7.42	$0.41	$—	$7.03	$17.37	$0.34	$7.41	$7.36	$6.20
Weighted Average Lease Term in Years	5.3	2.3	2.4	1.0	1.0	3.3	5.3	1.2	3.4	4.1	2.7
Average Rent Per Square Foot
Renewal Average Rent	$36.05	$38.25	$24.75	$20.74	$17.26	$30.27	$27.45	$18.86	$29.83	$33.35	$28.20
Expiring Average Rent	$32.07	$34.65	$23.58	$19.18	$14.27	$27.17	$25.83	$18.53	$26.87	$30.83	$25.90
Change in Average Rent	12.4%	10.4%	5.0%	8.1%	21.0%	11.4%	6.3%	1.8%	11.0%	8.2%	8.9%
Cash Rent Per Square Foot
Renewal Cash Rent	$34.61	$38.18	$24.45	$20.74	$17.26	$29.55	$28.27	$18.82	$29.21	$32.58	$27.91
Expiring Cash Rent	$33.94	$38.51	$24.84	$20.23	$16.44	$29.13	$31.05	$19.62	$28.98	$32.41	$27.92
Change in Cash Rent	2.0%	(0.9)%	(1.6)%	2.5%	5.0%	1.5%	(9.0)%	(4.1)%	0.8%	0.5%	—%
Average escalations per year	2.4%	1.8%	1.4%	—%	—%	2.1%	1.1%	0.5%	2.0%	2.0%	1.6%
New Leases
Development and Redevelopment Space
Leased Square Feet	86	15	—	2	297	400	81	—	482	86	482
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$61.84	$89.27	$—	$1.76	$—	$16.68	$215.63	$—	$50.26	$61.84	$50.26
Weighted Average Lease Term in Years	7.6	7.5	—	3.0	12.0	10.8	16.3	—	11.8	7.6	11.8
Average Rent Per Square Foot	$28.99	$38.31	$—	$29.31	$18.44	$21.51	$93.09	$—	$33.59	$28.99	$33.59
Cash Rent Per Square Foot	$28.04	$37.56	$—	$29.31	$16.47	$19.81	$86.70	$—	$31.10	$28.04	$31.10
Other New Leases (3)
Leased Square Feet	85	27	78	—	—	191	36	6	232	85	232
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$56.32	$77.79	$27.96	$—	$—	$47.68	$62.90	$1.42	$48.79	$56.32	$48.79
Weighted Average Lease Term in Years	6.7	5.7	5.0	—	—	5.9	8.5	1.8	6.2	6.7	6.2
Average Rent Per Square Foot	$31.12	$29.04	$17.51	$—	$—	$25.22	$29.81	$19.30	$25.77	$31.12	$25.77
Cash Rent Per Square Foot	$29.93	$29.04	$17.42	$—	$—	$24.66	$29.15	$22.00	$25.27	$29.93	$25.27
Total Square Feet Leased	798	217	204	244	452	1,915	193	43	2,151	672	2,025
Average escalations per year	2.4%	2.2%	2.0%	0.1%	2.2%	2.2%	2.1%	1.0%	2.2%	2.2%	2.1%
Average escalations excl. data center shells									2.2%		2.1%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2) Committed costs include tenant improvements and leasing commissions and exclude rent concessions.
(3) Other New Leases includes acquired first generation space and vacated second generation space.
(4) Excludes a lease in holdover status as of 12/31/16 and executed in January 2017 that we included in our 2016 reporting on an as adjusted basis.

Corporate Office Properties Trust
Lease Expiration Analysis as of 9/30/17 (1)
(dollars and square feet in thousands, except per square foot amounts)

Year and Segment of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Portfolio
Ft Meade/BW Corridor	11	260	$9,410	2.0%	$36.25
NoVA Defense/IT	4	9	92	—%	9.95
Navy Support	3	8	183	—%	24.23
Regional Office	4	72	2,342	0.5%	32.32
2017	22	349	12,027	2.6%	34.47
Ft Meade/BW Corridor	56	1,508	49,614	10.6%	32.90
NoVA Defense/IT	6	28	803	0.2%	28.52
Navy Support	31	409	11,950	2.6%	29.19
Redstone Arsenal	2	11	230	—%	21.41
Regional Office	14	107	4,278	0.9%	40.07
2018	109	2,063	66,875	14.3%	32.42
Ft Meade/BW Corridor	53	1,695	55,840	12.0%	32.94
NoVA Defense/IT	7	407	15,878	3.4%	38.99
Navy Support	13	113	3,411	0.7%	30.26
Redstone Arsenal	4	285	7,380	1.6%	25.89
Data Center Shells-Consolidated properties	1	155	2,547	0.5%	16.44
Regional Office	10	145	4,007	0.9%	27.62
2019	88	2,800	89,063	19.1%	31.81
Ft Meade/BW Corridor	44	985	32,660	7.0%	33.17
NoVA Defense/IT	5	133	3,754	0.8%	28.24
Lackland Air Force Base	2	250	10,132	2.2%	40.48
Navy Support	17	101	3,233	0.7%	32.15
Redstone Arsenal	1	11	219	—%	19.64
Regional Office	11	67	2,075	0.4%	30.82
2020	80	1,547	52,073	11.2%	33.66
Ft Meade/BW Corridor	36	771	25,779	5.5%	33.42
NoVA Defense/IT	9	148	4,096	0.9%	27.73
Navy Support	15	166	5,124	1.1%	30.93
Redstone Arsenal	6	161	3,549	0.8%	22.04
Regional Office	7	115	3,378	0.7%	29.36
2021	73	1,361	41,926	9.0%	30.81
Thereafter
Consolidated Properties	188	6,706	199,224	42.7%	29.70
Unconsolidated JV Properties	6	962	5,333	1.1%	11.09
Core Portfolio	566	15,788	$466,521	97.1%	$29.55

Year and Segment of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Portfolio	566	15,788	$466,521	97.1%	$29.55
Office Properties Held for Sale and Other
Ft Meade/BW Corridor	2	57	1,194	0.2%	20.97
Data Center Shells	2	296	10,213	2.1%	34.52
Other	10	84	2,461	0.5%	29.27
Office Properties Held for Sale and Other Total Average	14	437	13,868	2.8%	31.74
Total Portfolio	580	16,225	$480,389	100.0%	$29.94
Consolidated Portfolio	574	15,263	$475,056
Unconsolidated JV Properties	6	962	$5,333

Note: As of 9/30/17, the weighted average lease term is 4.7 years for the Core Portfolio, 4.7 for the Total Portfolio and 4.6 for the Consolidated Portfolio.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage	Critical Load(MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2018	2	1	0.26	$548
2019	2	16	2.00	3,941
2020	1	17	11.55	14,153
2021	1	2	0.05	87
2022	2	17	3.00	3,395
			16.86	$22,124

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/17 of 127,000 for the total portfolio and Core Portfolio and 6,000 for Other Properties. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration is based on the non-cancelable term of tenant leases determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 9/30/17 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through an unconsolidated real estate joint venture that was allocable to COPT’s ownership interest.

(4)	Amounts reported represent the percentage of our Core Portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
Top 20 Office Tenants as of 9/30/17 (1)
(Based on Annualized Rental Revenue of
office properties, dollars and square feet in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (2)	Percentage of Total Annualized Rental Revenue (2)	Weighted Average Remaining Lease Term (3)
United States Government	(4)	61	4,061	25.0%	$154,210	32.1%	5.2
Northrop Grumman Corporation		8	716	4.4%	21,245	4.4%	3.5
The Boeing Company		12	688	4.2%	21,065	4.4%	2.7
Vadata Inc.	(1)	12	1,987	12.2%	19,367	4.0%	8.3
General Dynamics Corporation		6	466	2.9%	16,629	3.5%	4.0
CareFirst, Inc.		2	313	1.9%	11,353	2.4%	5.4
CSRA Inc.		3	279	1.7%	11,119	2.3%	0.7
Booz Allen Hamilton, Inc.		6	294	1.8%	10,219	2.1%	3.8
Wells Fargo & Company		5	222	1.4%	8,494	1.8%	8.5
CACI Technologies, Inc.		3	224	1.4%	7,334	1.5%	3.2
AT&T Corporation		3	308	1.9%	6,217	1.3%	2.1
KEYW Corporation		2	211	1.3%	6,041	1.3%	6.2
The Raytheon Company		5	161	1.0%	5,930	1.2%	1.8
Miles & Stockbridge, PC		2	160	1.0%	5,489	1.1%	10.0
University of Maryland		3	172	1.1%	4,928	1.0%	3.8
Kratos Defense and Security Solutions		1	131	0.8%	4,830	1.0%	2.6
Transamerica Life Insurance Company		1	157	1.0%	4,795	1.0%	3.8
Science Applications International Corp.		4	131	0.8%	4,754	1.0%	2.6
The Mitre Corporation		4	122	0.8%	4,417	0.9%	2.1
Accenture Federal Services LLC		5	128	0.8%	3,753	0.8%	2.1
Subtotal Top 20 Office Tenants		148	10,932	67.4%	332,189	69.2%	5.1
All remaining tenants		432	5,293	32.6%	148,200	30.8%	3.9
Total/Weighted Average		580	16,225	100.0%	$480,389	100.0%	4.7

(1)	Includes COPT’s share of Annualized Rental Revenue (“ARR”) in six properties owned through an unconsolidated JV of $5.3 million (see page 33 for additional information).

(2)
Total ARR is the monthly contractual base rent as of 9/30/17, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.

(3)
A number of our leases are subject to certain early termination provisions.  Weighted average lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP. The weighting of the lease term was computed using Total Rental Revenue.

(4)
Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 9/30/17, $2.4 million in ARR (or 1.6% of our ARR from the United States Government and 0.5% of our total ARR) was through the General Services Administration (GSA).

Corporate Office Properties Trust
Property Dispositions
(dollars and square feet in thousands)

	Property Segment/Subsegment	Business Park/Submarket	Number of Buildings	Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price
Quarter Ended 3/31/17
Herndon, Virginia Land	N/A	N/A	N/A	N/A	1/12/2017	N/A	$14,325
3120 Fairview Park Drive	NoVA Defense/IT	Merrifield	1	190	2/15/2017	87.2%	39,000
Subtotal - Quarter Ended 3/31/17			1	190			53,325
Quarter Ended 6/30/17
1334 Ashton Road	Fort Meade/BW Corridor	BWI South	1	37	6/9/2017	40.7%	2,300
Quarter Ended 9/30/17
Remaining White Marsh properties and land	Regional Office and Other	White Marsh	8	412	7/28/2017	94.8%	47,500
Year to Date Dispositions through 9/30/2017			10	639			$103,125

Corporate Office Properties Trust
Summary of Construction Projects as of 9/30/17 (1)
(dollars and square feet in thousands)

	Property Segment	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of 10/26/17	as of 9/30/2017 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
Under Construction
Paragon Park - DC 21 Sterling, Virginia	Data Center Shells	Other NoVA	149	100%	$29,197	$24,209	$—	4Q 17	4Q 17
Paragon Park - DC 22 Sterling, Virginia	Data Center Shells	Other NoVA	149	100%	28,970	20,839	—	4Q 17	4Q 17
540 National Business Parkway Annapolis Junction, Maryland (4)	Ft Meade/BW Corridor	National Bus. Park	145	49%	43,712	33,322	19,781	1Q 17	1Q 18
DC 23 Northern Virginia	Data Center Shells	Other NoVA	149	100%	21,347	228	—	3Q 18	3Q 18
5801 University Research Court College Park, Maryland	Ft Meade/BW Corridor	College Park	71	0%	19,414	7,747	—	1Q 18	1Q 19
4100 Market Street Huntsville, Alabama	Redstone Arsenal	Redstone Gateway	36	59%	7,320	442	—	2Q 18	2Q 19
Total Under Construction			699	77%	$149,960	$86,787	$19,781
Held for Lease to Government
310 Sentinel Way Annapolis Junction, Maryland	Ft Meade/BW Corridor	National Bus. Park	191	12%	54,352	40,177	39,455	(1)	(1)
NoVA Office B Northern Virginia	NoVA Defense/IT	Other	161	0%	41,500	31,187	31,187	(1)	(1)
Total Held for Lease to Government			352	6%	$95,852	$71,364	$70,642

Total Construction Projects			1,051	53%	$245,812	$158,151	$90,423

(1)
Includes properties under, or contractually committed for, construction as of 9/30/17 and 310 Sentinel Way and NOVA Office B, two properties that were complete but held for future lease to the United States Government. Also included are DC 23 and 4100 Market Street, which were leased subsequent to 9/30/17.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as under construction, 71,000 square feet were operational as of 9/30/17.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 9/30/17
(dollars and square feet in thousands)

	Property Segment	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of 9/30/17	as of 9/30/2017 (1)					Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
					Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
Airport Landing Retail Bldgs. (3) Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square	14	100%	$785	$6,354	$7,139	$6,519	$4,035	4Q 16	4Q 17
7142 Columbia Gateway (4) Columbia, Maryland	Ft Meade/BW Corridor	Howard Co. Perimeter	22	0%	622	3,173	3,795	735	622	1Q 18	1Q 19
Total Under Redevelopment			36	39%	$1,407	$9,527	$10,934	$7,254	$4,657

Corporate Office Properties Trust
Summary of Pre-leased Pre-construction Project as of 9/30/17 (5)
(dollars and square feet in thousands)

	Property Segment	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of 9/30/17	as of 9/30/2017 (1)		Anticipated Construction Start Date	Anticipated Shell Completion Date	Anticipated Operational Date (2)
					Anticipated Total Cost	Cost to Date

Property and Location
2100 L Street Washington, DC	Regional Office	Washington DC - Cap Riverfront	190	43%	$170,000	$70,311	2Q 18	3Q 20	3Q 21

(1)	Cost includes land, construction, leasing costs and allocated portion of shared infrastructure.

(2)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3)	Although classified as under redevelopment, 8,000 square feet were operational as of 9/30/17.

(4)	A portion of this property is undergoing redevelopment (22,000 of the 47,000 square feet).

(5)	The costs associated with the project on this summary are reported on our consolidated balance sheet in the line entitled “land held.”

Corporate Office Properties Trust
Office Property Construction and Redevelopment Placed in Service as of 9/30/17
(square feet in thousands)

			Total Property			Square Feet Placed in Service in 2017				Space Placed in Service % Leased as of 9/30/17
	Property Segment	Park/Submarket	% Leased as of 9/30/17
Property and Location				Rentable Square Feet	Prior Year	1st Quarter	2nd Quarter	3rd Quarter	Total 2017
7134 Columbia Gateway Drive Columbia, Maryland	Ft Meade/BW Corridor	Howard Co. Perimeter	100%	22	8	14	—	—	14	100%
1201 Winterson Road Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square	72%	68	—	68	—	—	68	72%
Airport Landing Retail Buildings Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square	100%	14	2	4	2	—	6	100%
Bethlehem Technology Park - DC20 Manassas, Virginia	Data Center Shells	Manassas	100%	216	—	—	216	—	216	100%
540 National Business Parkway Annapolis Junction, Maryland	Ft Meade/BW Corridor	National Bus. Park	49%	145	—	—	71	—	71	100%
2100 Rideout Road Huntsville, Alabama	Redstone Arsenal	Redstone Gateway	66%	19	11	—	8	—	8	66%
Bethlehem Technology Park - DC18 Manassas, Virginia	Data Center Shells	Manassas	100%	216	—	—	—	216	216	100%
NoVA Office D Northern Virginia	NoVA Defense/IT	Other	100%	240	—	—	—	240	240	100%
Total Construction/Redevelopment Placed Into Service			89%	940	21	86	297	456	839	97%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 9/30/17 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Costs to Date
Land Owned/Controlled for Future Development
Defense IT Locations:
Fort Meade/BW Corridor:
National Business Park	196	2,106
Howard County	27	590
Other	133	1,494
Total Fort Meade/BW Corridor	356	4,190
NoVA Defense/IT	59	1,614
Lackland AFB	68	1,033
Navy Support	44	109
Redstone Arsenal (2)	425	4,048
Data Center Shells	21	206
Total Defense/IT Locations	973	11,200
Regional Office	10	900
Total land owned/controlled for future development	983	12,100	$263,487

Other land owned/controlled	152	1,638	9,131
Land held, net	1,135	13,738	$272,618

(1)
This land inventory schedule excludes all properties listed as construction, redevelopment or pre-leased pre-construction as detailed on pages 24 and 25, and includes properties under ground lease to us. The costs associated with the land included on this summary and our pre-leased pre-construction project included on page 25 are reported on our consolidated balance sheet in the line entitled “land held.”

(2)
Includes land owned under a long-term master lease agreement to LW Redstone Company, a consolidated joint venture (see page 32). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg.		Effective	Gross Debt
	Maturity	Stated	Rate	Balance at
	(Years)	Rate	(1)(2)	9/30/2017
Debt
Secured debt	6.4	4.10%	4.06%	$165,490
Unsecured debt	5.1	3.84%	4.08%	1,721,711
Total Consolidated Debt	5.3	3.86%	4.08%	$1,887,201

Fixed rate debt (2)	5.9	4.30%	4.24%	$1,717,201
Variable rate debt	3.5	2.76%	2.40%	170,000
Total Consolidated Debt				$1,887,201

Preferred Equity		Redeemable
7.5% Series I Convertible Preferred Units (3)		Sep-19		$8,800

Common Equity
Common Shares				99,608
Common Units				3,254
Total Common Shares and Units				102,862

Closing Common Share Price on 9/29/17				$32.83
Common Equity Market Capitalization				$3,376,959

Total Equity Market Capitalization				$3,385,759

Total Market Capitalization				$5,272,960

(1) Excludes the effect of deferred financing cost amortization.
(2) Includes the effect of interest rate swaps that hedge the risk of changes in interest rates on variable rate debt.
(3) 352,000 units outstanding with a liquidation preference of $25 per unit, and convertible into 176,000 common units.

Investment Grade Ratings & Outlook:			Latest Affirmation
Fitch	BBB-	Stable	7/19/17
Moody’s	Baa3	Positive	8/9/17
Standard & Poor’s	BBB-	Stable	5/26/17

Corporate Office Properties Trust
Summary of Outstanding Debt as of 9/30/17
(dollars in thousands)

									Balloon
									Payment
	Stated	Amount	Maturity			Stated		Amount	Due Upon	Maturity
Unsecured Debt	Rate	Outstanding	Date		Secured Debt	Rate		Outstanding	Maturity	Date
Revolving Credit Facility	L + 1.20%	$170,000	May-19	(1)(2)	7015 Albert Einstein Drive	7.87%		$928	$—	Nov-19
Senior Unsecured Notes					7200 Redstone Gateway (4)	L + 1.85%		13,311	12,132	Oct-20
3.70% due 2021	3.70%	$300,000	Jun-21		7740 Milestone Parkway	3.96%		18,305	15,902	Feb-23
3.60% due 2023	3.60%	350,000	May-23		100 & 30 Light Street	4.32%		53,770	47,676	Jun-23
5.25% due 2024	5.25%	250,000	Feb-24		1000, 1200 and 1100 Redstone
5.00% due 2025	5.00%	300,000	Jul-25		Gateway (4)	4.47%	(5)	35,169	27,649	Jun-24
Subtotal - Senior Unsecured Notes	4.32%	$1,200,000			M Square (5825 & 5850
					University Research Court) (4)	3.82%		44,007	35,603	Jun-26
Unsecured Bank Term Loans					Total Secured Debt	4.10%		$165,490
2020 Maturity	L + 1.40%	100,000	May-20	(2)
2022 Maturity	L + 1.80%	250,000	Dec-22	(3)
Subtotal - Term Loans	2.93%	350,000
Other Unsecured Debt	—%	1,711	May-26
Total Unsecured Debt	3.84%	$1,721,711

Debt Summary
Total Unsecured Debt	3.84%	$1,721,711
Total Secured Debt	4.10%	165,490
Consolidated Debt	3.86%	$1,887,201
Net discounts and deferred
financing costs		(13,910)
Debt, per balance sheet		$1,873,291

Consolidated Debt		$1,887,201
COPT’s share of unconsolid. JV gross debt (6)		30,000
Gross debt		$1,917,201

(1)	The Company’s $800 million line of credit matures in May 2019 and may be extended for two six-month periods, at our option.

(2)	Pre-payable anytime without penalty.

(3)	Pre-payable in 2017 without penalty.

(4)	These properties are owned through consolidated joint ventures.

(5)	Represents the weighted average rate of three loans on the properties.

(6)	See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 9/30/17 (continued)
_____________________________________________________________________________________________________________
(1) Revolving Credit Facility maturity of $170.0 million scheduled for 2019 is presented assuming our exercise of two six-month extension options.
(2) Includes the effect of interest rate swaps in effect that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars, shares and units in thousands, except per share amounts)

		As of and for Three				As of and for Three
		Months Ended		Line of Credit &		Months Ended
Senior Note Covenants (1)	Required	9/30/2017		Term Loan Covenants (1)	Required	9/30/2017
Total Debt / Total Assets	< 60%	42.9%		Total Debt / Total Assets	< 60%	36.4%
Secured Debt / Total Assets	< 40%	3.7%		Secured Debt / Total Assets	< 40%	3.3%
Debt Service Coverage	> 1.5x	3.8x		Adjusted EBITDA / Fixed Charges	> 1.5x	3.6x
Unencumbered Assets / Unsecured Debt	> 150%	234.7%		Unsecured Debt / Unencumbered Assets	< 60%	36.5%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.1x

Debt Ratios (2)	Source			Unencumbered Portfolio Analysis
Gross debt	p. 29	$1,917,201		# of unencumbered properties		143
Adjusted book	p. 36	$4,554,451		% of total portfolio		90%
Net debt / adjusted book ratio		41.8%		Unencumbered square feet in-service		14,895
Net debt plus pref. equity / adj. book ratio		42.0%		% of total portfolio		86%
Net debt	p. 36	$1,905,967		NOI from unencumbered real estate operations		$74,781
Net debt plus preferred equity	p. 36	$1,914,767		% of total NOI from real estate operations		91%
In-place adjusted EBITDA	p. 10	$76,926		Adjusted EBITDA from unencumbered real estate operations		$69,961
Net debt / in-place adjusted EBITDA ratio		6.2	x	% of total adjusted EBITDA from real estate operations		90%
Net debt plus pref. equity / in-place adj. EBITDA ratio		6.2	x	Unencumbered adjusted book		$4,148,098
Denominator for debt service coverage	p. 35	$19,921		% of total adjusted book		91%
Denominator for fixed charges	p. 35	$21,141
Adjusted EBITDA	p. 10	$77,336
Adjusted EBITDA debt service coverage ratio		3.9	x
Adjusted EBITDA fixed charge coverage ratio		3.7	x

(1)     The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 9/30/17
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	NOI for the Three Months Ended 9/30/17 (2)	NOI for the Nine Months Ended 9/30/17 (2)	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	100.0%	100.0%	$1,407	$4,186	$55,551	$44,007	50%
Huntsville, AL:
LW Redstone Company, LLC (6 properties)	514	98.3%	98.7%	1,768	5,369	86,384	48,479	85%
Total/Average	756	98.8%	99.1%	$3,175	$9,555	$141,935	$92,486

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	525	$15,216	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	4,084	72,553	—	85%
Washington, DC:
Stevens Place	190	70,383	—	95%
Total	4,799	$158,152	$—

(1)  Total assets includes the assets of the consolidated joint venture plus any outside investment basis.

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(3)	Total assets include $53.1 million due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Venture as of 9/30/17
(dollars and square feet in thousands)

Joint venture information
COPT ownership %	50%
Investment in unconsolidated real estate joint venture	$25,194
Number of properties	6
Square feet	962
Percentage occupied	100%

Balance sheet information	Venture	COPT’s Share (1)
Operating properties, net	$126,521	$63,261
Total Assets	$144,582	$72,292
Debt	$59,588	$29,795

	Three Months Ended 9/30/17		Nine Months Ended 9/30/17
Operating information	Venture	COPT’s Share (1)	Venture	COPT’s Share (1)
Revenue	$2,928	$1,512	$8,829	$4,558
Operating expenses	(430)	(215)	(1,338)	(669)
NOI and EBITDA	2,498	1,297	7,491	3,889
Interest expense	(533)	(267)	(1,582)	(792)
Depreciation and amortization	(873)	(310)	(2,620)	(932)
Net income	$1,092	$720	$3,289	$2,165

NOI (per above)	$2,498	$1,297	$7,491	$3,889
Straight line rent adjustments	(258)	(177)	(812)	(550)
Cash NOI	$2,240	$1,120	$6,679	$3,339

(1) COPT’s share represents the portion allocable to our ownership interest.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16

Gain on sales of real estate, net, per statements of operations	$1,188	$12	$4,238	$6,885	$34,101	$5,438	$34,101
Gain on sales of non-operating properties	(1,180)	—	(4,219)	(7,197)	—	(5,399)	—
Gain on sales of operating properties	$8	$12	$19	$(312)	$34,101	$39	$34,101

Impairment (recoveries) losses, per statements of operations	$(161)	$1,625	$—	$1,554	$27,699	$1,464	$99,837
Impairment recoveries (losses) on previously depreciated operating properties	159	(1,610)	—	(1,518)	(25,857)	(1,451)	(81,828)
Impairment (recoveries) losses on non-operating properties	$(2)	$15	$—	$36	$1,842	$13	$18,009

NOI from real estate operations (1)
Real estate revenues	$127,231	$128,297	$126,767	$127,999	$130,954	$382,295	$397,965
Real estate property operating expenses	(46,368)	(48,628)	(48,519)	(47,562)	(49,952)	(143,515)	(149,968)
COPT’s share of NOI in unconsolidated real estate JV (2)	1,297	1,294	1,298	1,297	1,008	3,889	1,008
NOI from real estate operations	82,160	80,963	79,546	81,734	82,010	242,669	249,005
General and administrative expenses	(5,692)	(6,017)	(6,747)	(6,211)	(7,242)	(18,456)	(23,884)
Leasing expenses	(1,676)	(1,842)	(1,864)	(1,578)	(1,613)	(5,382)	(4,880)
Business development expenses and land carry costs	(1,277)	(1,597)	(1,693)	(1,747)	(1,716)	(4,567)	(6,497)
NOI from construction contracts and other service operations	998	823	548	1,024	808	2,369	1,859
Impairment losses on non-operating properties	2	(15)	—	(36)	(1,842)	(13)	(18,009)
Equity in (loss) income of unconsolidated non-real estate entities	(1)	(1)	(1)	(1)	1	(3)	21
Interest and other income	1,508	1,583	1,726	1,567	1,391	4,817	3,877
Loss on early extinguishment of debt	—	(513)	—	(1,073)	(59)	(513)	(37)
Gain on sales of non-operating properties	1,180	—	4,219	7,197	—	5,399	—
Interest expense	(19,615)	(19,163)	(18,994)	(18,664)	(18,301)	(57,772)	(64,499)
COPT’s share of interest expense of unconsolidated real estate JV	(267)	(264)	(261)	(267)	(208)	(792)	(208)
Income tax (expense) benefit	(57)	(48)	(40)	(272)	21	(145)	28
FFO - per NAREIT (1)	$57,263	$53,909	$56,439	$61,673	$53,250	$167,611	$136,776

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) See page 33 for a schedule of the related components.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16
Total interest expense	$19,615	$19,163	$18,994	$18,664	$18,301	$57,772	$64,499
Less: Amortization of deferred financing costs	(554)	(922)	(1,009)	(1,093)	(1,126)	(2,485)	(3,480)
Less: Amortization of net debt discounts and prem., net of amounts capitalized	(347)	(343)	(339)	(336)	(332)	(1,029)	(976)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(53)	(36)	—	—	—	(89)	—
Gain (loss) on interest rate derivatives	34	(444)	453	725	1,523	43	(347)
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	261	258	255	261	204	774	204
Denominator for interest coverage	18,956	17,676	18,354	18,221	18,570	54,986	59,900
Scheduled principal amortization	965	955	958	941	922	2,878	4,454
Denominator for debt service coverage	19,921	18,631	19,312	19,162	19,492	57,864	64,354
Capitalized interest	1,055	1,611	1,531	1,419	1,242	4,197	4,304
Preferred share dividends - redeemable non-convertible	—	3,039	3,180	3,640	3,552	6,219	10,657
Preferred unit distributions	165	165	165	165	165	495	495
Denominator for fixed charge coverage	$21,141	$23,446	$24,188	$24,386	$24,451	$68,775	$79,810

Preferred share dividends	$—	$3,039	$3,180	$3,640	$3,552	$6,219	$10,657
Preferred unit distributions	165	165	165	165	165	495	495
Common share dividends - unrestricted shares	27,282	27,241	27,219	26,991	25,963	81,742	77,820
Common share dividends - restricted shares	96	117	125	100	105	338	319
Common unit distributions	895	936	936	987	988	2,767	3,003
Total dividends/distributions	$28,438	$31,498	$31,625	$31,883	$30,773	$91,561	$92,294

Common share dividends - unrestricted shares	$27,282	$27,241	$27,219	$26,991	$25,963	$81,742	$77,820
Common unit distributions	895	936	936	987	988	2,767	3,003
Dividends and distributions for payout ratios	$28,177	$28,177	$28,155	$27,978	$26,951	$84,509	$80,823

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Total Assets	$3,559,772	$3,574,887	$3,739,366	$3,780,885	$3,634,194
Accumulated depreciation	759,262	755,208	732,371	706,385	681,476
Accumulated depreciation included in assets held for sale	24,903	8,148	7,104	9,566	22,938
Accumulated amort. of real estate intangibles and deferred leasing costs	187,219	183,199	218,336	210,692	201,414
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	1,874	9,951	9,259	11,575	21,469
COPT’s share of liabilities of unconsolidated real estate JV	30,028	29,888	30,037	29,873	30,013
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	2,627	2,064	1,501	938	375
Less: Cash and cash equivalents	(10,858)	(10,606)	(226,470)	(209,863)	(47,574)
COPT’s share of cash of unconsolidated real estate JV	(376)	(377)	(370)	(283)	(444)
Adjusted book	$4,554,451	$4,552,362	$4,511,134	$4,539,768	$4,543,861

Gross debt (page 29)	$1,917,201	$1,942,216	$1,949,221	$1,950,229	$1,921,219
Less: Cash and cash equivalents	(10,858)	(10,606)	(226,470)	(209,863)	(47,574)
COPT’s share of cash of unconsolidated real estate JV	(376)	(377)	(370)	(283)	(444)
Net debt	$1,905,967	$1,931,233	$1,722,381	$1,740,083	$1,873,201
Preferred equity	8,800	8,800	181,300	207,883	207,883
Net debt plus preferred equity	$1,914,767	$1,940,033	$1,903,681	$1,947,966	$2,081,084

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, unconsolidated real estate joint venture cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the joint venture and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives, income taxes, business development expenses, demolition costs on redevelopment properties and executive transition costs, and excluding the effect of properties that served as collateral for debt in default that we extinguished via conveyance of such properties.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that was allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of acquisition intangibles included in FFO and NOI (including above- and below-market leases and above- or below-market cost arrangements), lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to Cash NOI.

COPT’s share of NOI from unconsolidated real estate joint venture (“JV”)
Represents the net of revenues and property operating expenses of real estate operations owned through an unconsolidated JV that is allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to Diluted FFO.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gains on sales of, and impairment losses on, properties other than previously depreciated operating properties; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment properties; executive transition costs (including separation related compensation and replacement recruitment costs for Vice President level positions and above); and accounting charges for original issuance costs associated with redeemed preferred shares.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on unrestricted common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with

Corporate Office Properties Trust
Definitions

operating properties on the parcel. FFO also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired or placed into service subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of our outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (as defined above) by Adjusted book.

Net debt to in-place adjusted EBITDA ratio and Net debt plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt plus preferred equity (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through an unconsolidated real estate JV that is allocable to COPT’s ownership interest in the JV. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to NOI.

Corporate Office Properties Trust
Definitions

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on unrestricted common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there). Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. The measure also includes replacement capital expenditures of an unconsolidated real estate JV that were allocable to our ownership interest in the JV. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Office Property NOI and Same Office Cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Office Properties.  We believe that these are important supplemental measures of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Construction Properties — Properties under, or contractually committed for, construction. Also includes newly-constructed properties that are complete but held for future lease to the United States Government.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties excluding properties held for sale.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable priority missions.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes traditional office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics, as well as other properties supporting general commercial office tenants.

Same Office Properties — Operating office properties continually owned and 100% operational since at least 1/1/16, excluding properties disposed or held for sale.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through an unconsolidated joint venture.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT REPORTS THIRD QUARTER 2017 RESULTS

COLUMBIA, MD October 26, 2017 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the third quarter ended September 30, 2017.

Management Comments
“FFO per share, as adjusted for comparability, of $0.53 in the third quarter was at the high end of our guidance. Same office cash NOI increased 5.2% in the third quarter, exceeding our expectation and evidencing the strengthening demand in our markets,” stated Stephen E. Budorick, COPT’s President & Chief Executive Officer.

“As we expected, demand has accelerated in the past 90 days, in part due to the federal government’s finalizing their fiscal year 2017 budget in early May, and also due to the continued expectation for mid-single digit defense spending growth for the foreseeable future. In the first nine months, we completed 2.0 million square feet of leasing, one third of which related to new demand, including 482,000 square feet of development leasing.”

“Thus far in the fourth quarter, we have completed 185,000 square feet of development leasing, including 170,000 square feet in two new projects we press released today. Our year-to-date development leasing now stands at 667,000 square feet. We are on-track to exceed our annual development leasing goal of 700,000 square feet by at least 100,000 square feet, and will enter 2018 with strong leasing momentum. Bolstering our confidence is the fact that our Shadow Development Pipeline has significantly increased in the past 90 days, and now stands at 2 to 3 million square feet of low-risk, largely build-to-suit opportunities,” added Mr. Budorick.

Financial Highlights
3rd Quarter Financial Results:

•	Diluted earnings per share (“EPS”) was $0.21 for the quarter ended September 30, 2017 as compared to $0.25 for the third quarter of 2016.

•	Diluted funds from operations per share (“FFOPS”), as calculated in accordance with NAREIT’s definition, was $0.55 for the third quarter of 2017 as compared to $0.49 for the third quarter of 2016.

•	FFOPS, as adjusted for comparability, was $0.53 for the quarter ended September 30, 2017 as compared to $0.51 for the third quarter of 2016.

Adjustments for comparability encompass items such as gains and impairment losses on non-operating properties, gains (losses) on early extinguishment of debt, derivative gains (losses), and write-offs of original issuance costs for redeemed preferred shares.

i

Operating Performance Highlights
Portfolio Summary:

•	At September 30, 2017, the Company’s core portfolio of 153 operating office properties was 94.3% occupied and 95.1% leased.

•
During the quarter, the Company placed two development projects totaling 456,000 square feet into service that were 100% leased. For the nine months ended September 30, 2017, the Company placed 839,000 square feet into service in properties that were 97% leased.

Same Office Performance:

•	At September 30, 2017, COPT’s same office portfolio of 135 buildings was 92.6% occupied and 93.4% leased.

•	For the quarter and nine months ended September 30, 2017, the Company’s same office property cash NOI increased 5.2% and 4.3%, respectively, over the prior year’s comparable periods.

Leasing: For the nine months ended September 30, 2017, the Company leased a total of 2 million square feet including 482,000 square feet of development leasing. Details on the Company’s third quarter leasing results are as follows:

•
Square Feet Leased: For the three months ended September 30, 2017, the Company leased a total of 1.1 million square feet composed of 903,000 square feet of renewing leases, 88,000 square feet of new leases on previously vacant space, and 98,000 square feet in development projects.

•	Renewal Rates & Rent Spreads on Renewing Leases: During the third quarter, the Company renewed 89% of expiring leases; rents on renewed space increased 9.0% on a GAAP basis and 0.3% on a cash basis.

•
Lease Terms: In the third quarter, lease terms averaged 2.6 years on renewing space, 6.6 years on vacant space, and 15.1 years on development leasing, for a weighted average lease term of 4.1 years on all leasing.

Subsequent to the quarter, the Company completed 185,000 square feet of development leasing, bringing its year to date total to 667,000 square feet. (Please refer to the October 26, 2017 press release, COPT Commences 185,000 SF of New Developments in Virginia and at Redstone Gateway, which addresses 170,000 square feet of pre-leasing.)

Investment Activity Highlights
Development & Redevelopment Projects:

•	As of October 26, 2017, the Company has six properties under construction totaling 699,000 square feet that were 77% leased.

•
The Company also has two completed development properties held-for-lease to the U.S. Government. These buildings total 352,000 square feet and currently are 6% leased. Including these two projects, the Company’s construction pipeline totals 1.1 million square feet, is 53% leased, and represents a total estimated cost of $245.8 million.

•	Additionally, COPT has two projects under redevelopment that total 36,000 square feet and represent a total expected cost of $10.9 million. These projects were 39% leased as of September 30, 2017.

Dispositions:

•
During the quarter, the Company sold its remaining eight White Marsh buildings totaling 412,000 square feet and land for $47.5 million. This transaction marked the end of the Company’s programmatic asset sales begun in 2011. In total, the Company exited $1.5 billion of primarily suburban office assets, aggregating 10.6 million square feet, and recycled those proceeds predominately into value-added developments at its Defense/IT locations and into strengthening its investment grade rated balance sheet.

Balance Sheet and Capital Transaction Highlights

•
As of and for the period ended September 30, 2017, the Company’s net debt plus preferred equity to adjusted book ratio was 42.0% and its net debt plus preferred equity to in-place adjusted EBITDA ratio was 6.2x. For the same period, the Company’s adjusted EBITDA fixed charge coverage ratio was 3.7x.

•
As of September 30, 2017 and including the effect of interest rate swaps, the Company’s weighted average effective interest rate was 4.1%; additionally, 91% of the Company’s debt was subject to fixed interest rates and the debt portfolio had a weighted average maturity of 5.3 years.

2017 Guidance
Management is narrowing its previously issued guidance range for full year EPS and FFOPS, as adjusted for comparability, to revised ranges of $0.64-$0.66 and $2.03-$2.05, respectively. Management also is revising EPS and FFOPS, as adjusted for comparability, guidance for the fourth quarter ending December 31, 2017 to ranges of $0.18-$0.20 and $0.53-$0.55, respectively. Reconciliations of projected diluted EPS to projected FFOPS are as follows:

	Quarter Ending		Year Ending
	December 31, 2017		December 31, 2017
	Low	High	Low	High
EPS	$0.18	$0.20	$0.64	$0.66
Real estate depreciation and amortization	0.35	0.35	1.34	1.34
Impairment losses on previously depreciated operating properties	—	—	0.02	0.02
FFOPS, NAREIT definition	0.53	0.55	2.00	2.02
Original issuance costs of redeemed preferred shares	—	—	0.07	0.07
Gains on sales of non-operating properties and other	—	—	(0.04)	(0.04)
FFOPS, as adjusted for comparability	$0.53	$0.55	$2.03	$2.05

This guidance is supported by the following assumptions:

•
Same Office: Consistent with prior guidance, the Company expects its same office cash NOI to increase 3.3%-3.6% for the full year. In terms of same office occupancy, the Company is narrowing its year-end guidance, from the prior range of 92%-93%, to a revised range of 92.5%-93%.

•	Tenant Retention: The Company is increasing its full year guidance for tenant retention from the prior range of 75%-80%, to a new range of 80%-82%.

•	Asset Sales: The Company’s revised guidance does not contemplate any further asset sales.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its third quarter 2017 conference call, the details of which are provided below. The accompanying slide presentation can be viewed on and downloaded from the ‘Investors’ section of the Company’s website (www.copt.com).

Conference Call Information
Management will discuss third quarter 2017 earnings results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date:        Friday, October 27, 2017
Time:                  12:00 p.m. Eastern Time
Telephone Number: (within the U.S.)     855-463-9057
Telephone Number: (outside the U.S.)    661-378-9894
Passcode:                  92033676

Replay Information
A replay of this call will be available beginning at 3:00 p.m. Eastern Time on Friday, October 27, through 2:00 p.m. Eastern Time on Friday, November 10. To access the replay within the United States, please call 855-859-2056 and use passcode 92033676. To access the replay outside the United States, please call 404-537-3406 and use passcode 92033676.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is an office REIT that owns, manages, develops and selectively acquires office and data center properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets within its regional footprint with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of September 30, 2017, the Company derived 87% of core portfolio annualized revenue from Defense/IT Locations and 13% from its Regional Office Properties. As of September 30, 2017 and including six buildings owned through an unconsolidated joint venture, COPT’s core portfolio of 153 office properties encompassed 16.7 million square feet and was 95.1% leased. As of the same date, the Company also owned one wholesale data center with a critical load of 19.25 megawatts.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
Real estate revenues	$127,231	$130,954	$382,295	$397,965
Construction contract and other service revenues	29,786	11,149	65,958	34,372
Total revenues	157,017	142,103	448,253	432,337
Expenses
Property operating expenses	46,368	49,952	143,515	149,968
Depreciation and amortization associated with real estate operations	34,438	32,015	100,290	99,790
Construction contract and other service expenses	28,788	10,341	63,589	32,513
Impairment (recoveries) losses	(161)	27,699	1,464	99,837
General and administrative expenses	5,692	7,242	18,456	23,884
Leasing expenses	1,676	1,613	5,382	4,880
Business development expenses and land carry costs	1,277	1,716	4,567	6,497
Total operating expenses	118,078	130,578	337,263	417,369
Operating income	38,939	11,525	110,990	14,968
Interest expense	(19,615)	(18,301)	(57,772)	(64,499)
Interest and other income	1,508	1,391	4,817	3,877
Loss on early extinguishment of debt	—	(59)	(513)	(37)
Income (loss) before equity in income of unconsolidated entities and income taxes	20,832	(5,444)	57,522	(45,691)
Equity in income of unconsolidated entities	719	594	2,162	614
Income tax (expense) benefit	(57)	21	(145)	28
Gain on sales of real estate	1,188	34,101	5,438	34,101
Net income (loss)	22,682	29,272	64,977	(10,948)
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(704)	(901)	(1,611)	948
Preferred units in the OP	(165)	(165)	(495)	(495)
Other consolidated entities	(897)	(907)	(2,738)	(2,799)
Net income (loss) attributable to COPT	20,916	27,299	60,133	(13,294)
Preferred share dividends	—	(3,552)	(6,219)	(10,657)
Issuance costs associated with redeemed preferred shares	—	—	(6,847)	—
Net income (loss) attributable to COPT common shareholders	$20,916	$23,747	$47,067	$(23,951)
Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$20,916	$23,747	$47,067	$(23,951)
Amount allocable to share-based compensation awards	(95)	(105)	(337)	(319)
Numerator for diluted EPS	$20,821	$23,642	$46,730	$(24,270)
Denominator:
Weighted average common shares - basic	99,112	94,433	98,855	94,312
Dilutive effect of share-based compensation awards	146	81	154	—
Weighted average common shares - diluted	99,258	94,514	99,009	94,312
Diluted EPS	$0.21	$0.25	$0.47	$(0.26)

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss)	$22,682	$29,272	$64,977	$(10,948)
Real estate-related depreciation and amortization	34,438	32,015	100,290	99,790
Impairment (recoveries) losses on previously depreciated operating properties	(159)	25,857	1,451	81,828
Gain on sales of previously depreciated operating properties	(8)	(34,101)	(39)	(34,101)
Depreciation and amortization on unconsolidated real estate JV	310	207	932	207
Funds from operations (“FFO”)	57,263	53,250	167,611	136,776
Preferred share dividends	—	(3,552)	(6,219)	(10,657)
Noncontrolling interests - preferred units in the OP	(165)	(165)	(495)	(495)
FFO allocable to other noncontrolling interests	(917)	(894)	(2,801)	(2,935)
Issuance costs associated with redeemed preferred shares	—	—	(6,847)	—
Basic and diluted FFO allocable to share-based compensation awards	(215)	(190)	(616)	(486)
Basic and Diluted FFO available to common share and common unit holders (“Diluted FFO”)	55,966	48,449	150,633	122,203
Gain on sales of non-operating properties	(1,180)	—	(5,399)	—
Impairment (recoveries) losses on non-operating properties	(2)	1,842	13	18,009
(Gain) loss on interest rate derivatives	(34)	(1,523)	(43)	347
Loss on early extinguishment of debt	—	59	513	37
Issuance costs associated with redeemed preferred shares	—	—	6,847	—
Demolition costs on redevelopment properties	—	—	294	578
Executive transition costs	2	1,639	732	6,023
Diluted FFO comparability adjustments allocable to share-based compensation awards	5	(5)	(12)	(99)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	54,757	50,461	153,578	147,098
Straight line rent adjustments and lease incentive amortization	(561)	691	1,389	206
Amortization of intangibles included in net operating income	318	349	1,002	1,025
Share-based compensation, net of amounts capitalized	1,272	1,258	3,830	4,375
Amortization of deferred financing costs	554	1,126	2,485	3,480
Amortization of net debt discounts, net of amounts capitalized	347	332	1,029	976
Accum. other comprehensive loss on derivatives amortized to expense	53	—	89	—
Replacement capital expenditures	(15,233)	(16,120)	(39,551)	(39,386)
Diluted AFFO adjustments allocable to other noncontrolling interests	23	42	74	137
Diluted AFFO adjustments on unconsolidated real estate JV	(171)	(141)	(532)	(141)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$41,359	$37,998	$123,393	$117,770
Diluted FFO per share	$0.55	$0.49	$1.47	$1.25
Diluted FFO per share, as adjusted for comparability	$0.53	$0.51	$1.50	$1.50
Dividends/distributions per common share/unit	$0.275	$0.275	$0.825	$0.825

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	September 30, 2017	December 31, 2016
Balance Sheet Data
Properties, net of accumulated depreciation	$3,097,031	$3,073,362
Total assets	3,559,772	3,780,885
Debt, per balance sheet	1,873,291	1,904,001
Total liabilities	2,121,719	2,163,242
Redeemable noncontrolling interest	23,269	22,979
Equity	1,414,784	1,594,664
Net debt to adjusted book	41.8%	38.3%

Core Portfolio Data (as of period end) (1)
Number of operating properties	153	152
Total net rentable square feet owned (in thousands)	16,737	16,301
Occupancy %	94.3%	92.9%
Leased %	95.1%	94.4%

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2017		2016		2017		2016
Payout ratios
Diluted FFO	50.3%		55.6%		56.1%		66.1%
Diluted FFO, as adjusted for comparability	51.5%		53.4%		55.0%		54.9%
Diluted AFFO	68.1%		70.9%		68.5%		68.6%
Adjusted EBITDA fixed charge coverage ratio	3.7	x	3.1	x	3.3	x	2.9	x
Net debt to in-place adjusted EBITDA ratio (2)	6.2	x	6.3	x	N/A		N/A
Net debt plus preferred equity to in-place adjusted EBITDA ratio (3)	6.2	x	7.0	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	99,258		94,514		99,009		94,312
Weighted average common units	3,350		3,591		3,400		3,648
Anti-dilutive EPS effect of share-based compensation awards	—		—		—		98
Denominator for diluted FFO per share and as adjusted for comparability	102,608		98,105		102,409		98,058

(1)
Represents Defense/IT Locations and Regional Office properties excluding properties held for sale, and includes six properties owned through an unconsolidated joint venture totaling 962,000 square feet that were 100% occupied and leased.

(2)	Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

(3)
Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares	$27,282	$25,963	$81,742	$77,820
Common unit distributions	895	988	2,767	3,003
Dividends and distributions for payout ratios	$28,177	$26,951	$84,509	$80,823

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and in-place adjusted EBITDA
Net income (loss)	$22,682	$29,272	$64,977	$(10,948)
Interest expense	19,615	18,301	57,772	64,499
Income tax expense (benefit)	57	(21)	145	(28)
Real estate-related depreciation and amortization	34,438	32,015	100,290	99,790
Depreciation of furniture, fixtures and equipment	577	513	1,673	1,639
Impairment (recoveries) losses	(161)	27,699	1,464	99,837
Loss on early extinguishment of debt	—	59	513	37
Gain on sales of operating properties	(8)	(34,101)	(39)	(34,101)
Gain on sales of non-operational properties	(1,180)	—	(5,399)	—
Net loss (gain) on investments in unconsolidated entities included in interest and other income	—	27	—	(32)
Business development expenses	737	1,016	2,670	3,656
Demolition costs on redevelopment properties	—	—	294	578
Adjustments from unconsolidated real estate JV	577	415	1,724	415
Executive transition costs	2	1,639	732	6,023
Adjusted EBITDA	$77,336	$76,834	$226,816	$231,365
Proforma net operating income adjustment for property changes within period	(410)	(2,469)
In-place adjusted EBITDA	$76,926	$74,365

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$19,615	$18,301	$57,772	$64,499
Less: Amortization of deferred financing costs	(554)	(1,126)	(2,485)	(3,480)
Less: Amortization of net debt discounts, net of amounts capitalized	(347)	(332)	(1,029)	(976)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(53)	—	(89)	—
Gain (loss) on interest rate derivatives	34	1,523	43	(347)
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	261	204	774	204
Scheduled principal amortization	965	922	2,878	4,454
Capitalized interest	1,055	1,242	4,197	4,304
Preferred share dividends	—	3,552	6,219	10,657
Preferred unit distributions	165	165	495	495
Denominator for fixed charge coverage-Adjusted EBITDA	$21,141	$24,451	$68,775	$79,810

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$11,342	$21,470	$22,230	$37,020
Building improvements	3,865	5,707	13,067	14,962
Leasing costs	2,428	5,182	5,245	7,978
Net (exclusions from) additions to tenant improvements and incentives	(1,509)	(12,706)	5,913	(14,944)
Excluded building improvements	(893)	(3,533)	(6,904)	(5,211)
Excluded leasing costs	—	—	—	(419)
Replacement capital expenditures	$15,233	$16,120	$39,551	$39,386

Same office property cash NOI	$69,725	$66,282	$206,833	$198,333
Straight line rent adjustments and lease incentive amortization	(1,760)	(1,764)	(2,916)	(5,273)
Amortization of acquired above- and below-market rents	(263)	(202)	(836)	(582)
Amortization of below-market cost arrangements	(147)	(239)	(439)	(717)
Lease termination fee, gross	860	389	2,083	1,678
Tenant funded landlord assets	(52)	2,379	843	5,790
Same office property NOI	$68,363	$66,845	$205,568	$199,229

	September 30, 2017	December 31, 2016
Reconciliation of total assets to adjusted book
Total assets	$3,559,772	$3,780,885
Accumulated depreciation	759,262	706,385
Accumulated depreciation included in assets held for sale	24,903	9,566
Accumulated amortization of real estate intangibles and deferred leasing costs	187,219	210,692
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	1,874	11,575
COPT’s share of liabilities of unconsolidated real estate JV	30,028	29,873
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	2,627	938
Less: Cash and cash equivalents	(10,858)	(209,863)
COPT’s share of cash of unconsolidated real estate JV	(376)	(283)
Adjusted book	$4,554,451	$4,539,768

Reconciliation of debt outstanding to net debt and net debt plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$1,917,201	$1,950,229
Less: Cash and cash equivalents	(10,858)	(209,863)
COPT’s share of cash of unconsolidated real estate JV	(376)	(283)
Net debt	$1,905,967	$1,740,083
Preferred equity	8,800	207,883
Net debt plus preferred equity	$1,914,767	$1,947,966

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